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                                                                     Exhibit 5.1
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                    [LETTERHEAD OF LOCKE LIDDELL & SAPP LLP]



                               October 2, 2000

                                                    Direct Dial:  (214) 740-8418
                                              e-mail: lagenecov@lockeliddell.com


InsynQ, Inc.
1101 Broadway Plaza
Tacoma, Washington  98402

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

  We have acted as counsel to InsynQ, Inc., a Delaware corporation (the "Company") in connection with the registration, pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, of the resale of up to 40,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), which have been issued in connection with that certain Consulting Agreement with MQ Holdings, Inc. (the "Agreement").

  In such capacity we have examined the corporate documents of the Company, including its Certificate of Incorporation, its By-laws, and resolutions adopted by its board of directors and committees thereof. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents which we have deemed necessary for the purposes of expressing the opinion contained herein. We have relied upon representations made by and certificates of officers of the Company and public officials with respect to certain facts material to this opinion. We have made no independent investigation regarding such representations and certificates.

  Based upon the foregoing, we are of the opinion that the Common Stock has been validly issued, and is fully paid and non-assessable.

  We are expressing the opinions above as members of the Bar of the State of Texas and we express no opinion as to any laws other than the laws of the State of Texas and, to the extent relevant to the opinions herein, the General Corporation Law of the State of Delaware. You should be aware that we are not admitted to the practice of law in the State of Delaware, and any opinion herein as to the laws of such state is based solely on the most recent unofficial compilation of the corporate statutes of the Sate of Delaware available to us.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                Very truly yours,

                                LOCKE LIDDELL & SAPP LLP



                                By:    /s/ Lisa A. Genecov
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                                       Lisa A. Genecov